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                                                                   Exhibit 99(i)
                         THE STANDARD PRODUCTS COMPANY

              PROXY AND CERTIFICATION REGARDING INTERESTED SHARES

    The undersigned hereby appoints RONALD L. ROUDEBUSH, DONALD R. SHELEY, JR. AND RICHARD N. JACOBSON, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the special meeting of shareholders of The Standard Products Company to be held at Standard's Reid Division offices located at 2130 West 110(th) Street, Cleveland, Ohio, on Tuesday, October 26, 1999 at 9:00 a.m., local time, or any adjournment thereof, and to vote the number of common shares of Standard which the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows on:

    1. a proposal to (a) adopt the Agreement and Plan of Merger, dated as of July 27, 1999, by and among Cooper Tire & Rubber Company, a Delaware corporation, CTB Acquisition Company, an Ohio corporation and a wholly owned subsidiary of Cooper, and The Standard Products Company, an Ohio corporation (as more fully described in the proxy statement-prospectus, the Agreement and Plan of Merger provides, among other things, that depending on Cooper's stock price at the closing either (i) Standard will merge with and into Cooper and each shareholder's outstanding Standard common shares will be converted, taking into account the election of the shareholder and subject to certain conditions, into the right to receive cash, shares of Cooper common stock or a combination of cash and stock, determined pursuant to the formulas set forth in the Agreement and Plan of Merger or (ii) CTB Acquisition Company will merge with and into Standard and each outstanding Standard common share will be converted into the right to receive $36.50 in cash); and (b) authorize the acquisition of Standard's common shares by Cooper under the Ohio Control Share Acquisition Act (the "Merger Proposal").

       The proxies are instructed to vote on the Merger Proposal as follows:

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

    2. such other business as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.

                                                     (Continued on Reverse Side)

                   CERTIFICATION REGARDING INTERESTED SHARES

By executing and returning this proxy, the undersigned certifies that (i) the undersigned has carefully reviewed "The Special Meeting -- Compliance with the Ohio Control Share Acquisition Act" at page 27 in the accompanying proxy statement-prospectus; (ii) except as set forth below, all Standard common shares represented by this proxy are not "interested shares" as described in that section and defined in the Ohio Control Share Acquisition Act; and (iii) the undersigned undertakes to immediately notify Standard in writing if any of the common shares represented by this proxy become "interested shares" after the date hereof.

NUMBER OF "INTERESTED SHARES" (IF ANY)  ____________________

      The Board of Directors of The Standard Products Company recommends a vote FOR the Merger Proposal.

      THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE STANDARD PRODUCTS COMPANY.

                                            Receipt of the Notice of Special
                                            Meeting of Shareholders and proxy
                                            statement-prospectus dated September
                                             , 1999 is hereby acknowledged.

                                            DATED: , 1999

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                                                        Signature(s)

                                            (Please sign exactly as your name or
                                            names appear hereon, indicating,
                                            where proper, official position or
                                            representative capacity.)